EXHIBIT 99

INFOCROSSING, INC. [LOGO]

Contacts:

Chairman/CEO                    Chief Financial Officer
Zach Lonstein                   William McHale
Infocrossing, Inc.              Infocrossing, Inc.
201-840-4726                    201-840-4732
zlonstein@infocrossing.com      wmchale@infocrossing.com

Investor Relations
Matthew Hayden
Hayden Communications,Inc.
858-704-5065
matt@haydenir.com


      INFOCROSSING, INC. ADDS SEASONED EXECUTIVE TO DRIVE ORGANIC EXPANSION
               LEE FIELDS SELECTED TO FILL NEWLY CREATED POSITION


LEONIA, NEW JERSEY, AUGUST 8, 2005/PR NEWSWIRE/ -- INFOCROSSING, INC. (NASDAQ:
IFOX), a provider of selective IT and business process outsourcing solutions, today announced that Mr. Lee C. Fields has joined the Company to fill the newly created position of President - IT Outsourcing. Christian & Timbers assisted the Company in identifying and selecting candidates for this new position.

Since 2004, Mr. Fields had been Managing Director of North American Sales & Business Development for Mercer Management Consulting, a global leader in growth strategies and operational excellence consulting. At Mercer, he was responsible for supporting the firm in opening new client relationships, improving the go-to-market approach and sales effectiveness of practices and directors, and building overall broader business development capabilities with the firm. From 1997 until 2003, Mr. Fields was with AnswerThink, Inc., a provider of technology-based business transformation solutions, at which he served in various sales, business development, and consulting roles including Chief Sales Officer from 2000 until 2003. Before joining AnswerThink in 1993, Mr. Fields was Vice President for The Learning Alliance, a business consulting, sales training, and sales force automation company. A graduate of Rutgers College with a degree in economics, Mr. Fields began his career at IBM, where he had held various sales marketing, training, and management positions from 1980 until 1993.

"We welcome Lee Fields as our first President, IT Outsourcing," said Zach Lonstein, Chairman & CEO of the Company. "Since our Company has grown so significantly in the past few years, we believe it is important to expand our senior management team to leverage our growth. Lee brings a comprehensive background in sales, marketing, business development, consulting, training, and management developed during the past 25 years. His background, coupled with his extensive experience in technology services, makes him an ideal executive to drive revenue growth from new and within existing clients. He will report to Bob Wallach, the Company's Vice-Chairman, President, & COO. Mr. Fields will be responsible for the strategy, integration, and execution of the Company's organic growth. In addition to marketing, pre-sales, sales operations, channel development, and client management, Mr. Fields will direct our sales organization, headed by John Lalli, the Company's Executive Vice President, Business Development and Strategic Initiatives, to accelerate the reach of our IT and business process outsourcing solutions to new clients and markets," Mr. Lonstein concluded.

ABOUT INFOCROSSING, INC. (http://www.infocrossing.com)
                          ---------------------------
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks, and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.
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